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                                 EXHIBIT 3.1b

                               AMENDMENT TO THE
                             AMENDED AND RESTATED
                        CERTIFICATE OF INCORPORATION OF
                      NATIONAL ENVIRONMENTAL SERVICE CO.


TO:      THE SECRETARY OF STATE OF OKLAHOMA
         State Capitol Building
         Oklahoma City, Oklahoma 73105


         The undersigned Oklahoma corporation, for the purpose of amending its Certificate of Incorporation as originally filed on March 5, 1987, and amended and restated on March 15, 1990, and further amended on June 17, 1994, as provided by Section 1077 of the Oklahoma General Corporation Act, hereby states as follows:

         1.  The name of the corporation is: National Environmental Service Co.

         2. The date of filing its original Certificate of Incorporation with the Secretary of State of Oklahoma was March 5, 1987. Said Certificate of Incorporation was subsequently amended and restated and an Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Oklahoma on March 15, 1990, and further amended on June 17, 1994.

         3.  That Article One is hereby amended to read as follows:

                  "FIRST:  The name of the corporation is NESCO, Inc."


         4. All other provisions of the Amended and Restated Certificate of Incorporation of the Corporation not amended hereby shall remain in full force and effect.

         5. This Amendment to the Amended and Restated Certificate of Incorporation was set forth in a resolution duly adopted by the Board of Directors, which declared the adoption of the Amendment to be advisable and which ordered that the Amendment be considered by the shareholders of the Corporation entitled to vote thereon.

         6. Such Amendment was duly adopted in accordance with Sections 1073 and 1077 of the Oklahoma General Corporation Act by the written consent of the holders of a majority of all of the issued and outstanding shares of voting stock of the Corporation, in lieu of a special meeting thereof, on November 5, 1999.

         7.  Such Amendment shall not become effective until December 27, 1999.

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         IN WITNESS WHEREOF, said National Environmental Service Co., has caused its corporate seal to be affixed hereto and this Amendment to be signed by its President and Secretary this 8th day of December, 1999.

                                           NATIONAL ENVIRONMENTAL SERVICE CO.

ATTEST:


By:_____________________________           By:_________________________________
   Larry G. Johnson, Secretary                  James Howell, President

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